(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	April 24, 2019
(630) 906-5484

Old Second Reports First Quarter 2019 Net Income of $8.5 million

AURORA, IL, April 24, 2019  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the first quarter of 2019.  The Company’s net income was $8.5 million, or $0.28 per diluted share, for the first quarter of 2019, compared to net income of $8.6 million, or $0.28 per diluted share, in the fourth quarter of 2018, and net income of $9.5 million, or $0.31 per diluted share, for the first quarter of 2018.

Operating Results

•

First quarter 2019 net income was $8.5 million, reflecting a decrease in earnings of $152,000 from the fourth quarter of 2018, and a decrease in earnings of $1.0 million from the first quarter of 2018.    First quarter 2019 financial results were negatively impacted by an $819,000 mark to market loss on mortgage servicing rights, of which $642,000 related solely to movements in interest rates, compared to a $923,000 loss in the fourth quarter of 2018, of which $683,000 related to movements in interest rates.

•

Adjusted net income, a non-GAAP financial measure, was $8.5 million, or $0.28 per diluted share, for the first quarter of 2019, compared to adjusted net income of $8.7 million, or $0.29 per diluted share, for the fourth quarter of 2018, and adjusted net income of $8.1 million, or $0.27 per diluted share, for the first quarter of 2018.

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First quarter 2018 adjusted net income excluded a $1.0 million bank owned life insurance (“BOLI”) death claim, $596,000 of insurance proceeds, after tax, recovered on a previously charged off credit that was taken as a release to the provision for loan and lease losses, and $203,000 in costs, after tax, related to our acquisition of Greater Chicago Financial Corp. and its wholly owned subsidiary, ABC Bank, which was completed on April 20, 2018.

See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $24.0 million for the first quarter of 2019, a decrease of $304,000, or 1.2%, from $24.3 million for the fourth quarter of 2018, and an increase of $4.4 million, or 22.5%, from $19.6 million for first quarter of 2018.  Net interest and dividend income in the first quarter of 2019 was favorably impacted by loan growth over the past year, as well as the December 2018 increase in interest rates and $379,000 of purchase accounting accretion, compared to $662,000 of purchase accounting accretion in the fourth quarter of 2018, and $148,000 in the first quarter of 2018.   Purchase accounting accretion income realized before the second quarter of 2018 was due to our purchase of the Chicago branch of Talmer Bank and Trust in late 2016.  Beginning in the second quarter of 2018, purchase accounting accretion income also included the impact of our acquisition of ABC Bank on April 20, 2018.

•

   Noninterest income was $6.5 million for the first quarter of 2019, compared to $6.5 million for the fourth quarter of 2018 and $8.5 million for the first quarter of 2018.  Total noninterest income remained steady in the first quarter of 2019, compared to the fourth quarter of 2018, as reductions in trust income, service charges on deposit accounts and debit card interchange income in the first quarter of 2019 were largely offset by growth in total residential mortgage banking revenue and an increase in the cash surrender value of BOLI.  The decrease in noninterest income for the first quarter of 2019, compared to the first quarter of 2018, was driven primarily by the death benefit received on a BOLI claim in the first quarter of 2018, as well as a decline in the mortgage servicing rights carrying value of $819,000 in the first quarter of 2019, compared to a $305,000 increase in the mortgage servicing rights carrying value in the first quarter of 2019.

•

Noninterest expense was $19.2 million for the first quarter of 2019, reflecting an increase of $417,000, or 2.2%, compared to $18.8 million for the fourth quarter of 2018, and an increase of $1.8 million, or 10.6%, from $17.4 million for the first quarter of 2018.  The increase in noninterest expense in the first quarter of 2019, compared to the fourth quarter of 2018, was primarily attributable to growth in salaries and employee benefits expense primarily due to higher payroll taxes and deferred compensation expense.  The increase in noninterest expense in the first quarter of 2019, compared to the first quarter of 2018, is attributable to the ABC Bank acquisition in April 2018, which resulted in an increase in salaries and employee benefits expense, occupancy, furniture and equipment expenses, and amortization of core deposit intangibles.

•

The provision for income taxes totaled $2.4 million for the first quarter of 2019, compared to $2.9 million for the fourth quarter of 2018 and $2.0 million for the first quarter of 2018.  The linked quarter reduction of $539,000 was primarily due to a decrease of $691,000 in pretax income in the first quarter of 2019, compared to the fourth quarter of 2018, as well as income tax credits in the first quarter of 2019 stemming from vested stock awards.  The $406,000 increase in provision for income taxes for the year over year quarter was primarily due to the $1.0 million nontaxable death benefit realized on BOLI in the first quarter of 2018.

•	On April 16, 2019, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on May 6, 2019, to stockholders of record as of April 26, 2019.

Capital Ratios

		March 31,	December 31,	March 31,
	Well-Capitalized [1]	2019	2018	2018
The Company
Common equity tier 1 capital ratio	N/A	9.75%	9.29%	9.82%
Total risk-based capital ratio	N/A	13.17%	12.63%	13.58%
Tier 1 risk-based capital ratio	N/A	12.30%	11.78%	12.63%
Tier 1 leverage ratio	N/A	10.44%	10.08%	10.44%

The Bank
Common equity tier 1 capital ratio	6.50%	13.60%	13.29%	13.56%
Total risk-based capital ratio	10.00%	14.47%	14.14%	14.51%
Tier 1 risk-based capital ratio	8.00%	13.60%	13.29%	13.56%
Tier 1 leverage ratio	5.00%	11.54%	11.36%	11.19%

1 Represents ratios required to be considered well capitalized under prompt corrective action provisions. The prompt corrective action provisions are only applicable at the bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $14.9 million at March 31, 2019, compared to $16.3 million at December 31, 2018, and $12.8 million at March 31, 2018.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.8% at March 31, 2019, 0.9% at December 31, 2018, and 0.8%  at March 31, 2018.  Purchased credit impaired (“PCI”) loans, which are not considered nonperforming loans due to their accretable yield, from our acquisition of ABC Bank totaled $10.9 million, net of purchase accounting adjustments, at March 31, 2019.

•

OREO assets totaled $6.4 million at March 31, 2019, compared to $7.2 million at December 31, 2018, and $7.1 million at March 31, 2018. No valuation writedowns were recorded in the first quarter of 2019, compared to $96,000 recorded in the fourth quarter of 2018 and $112,000 in the first quarter of 2018. Nonperforming assets, as a percent of total loans plus OREO, was 1.1% at March 31, 2019, and 1.2% at both December 31, 2018, and March 31, 2018.

•

Total loans were $1.90 billion at March 31, 2019, reflecting an increase of $6.1 million compared to December 31, 2018, due primarily to growth in the commercial, leases, and real estate-commercial  portfolios.  Average loans (including loans held-for-sale) for the first quarter of 2019 were $1.90 billion, reflecting an increase of $37.6 million from the fourth quarter of 2018, and an increase of $292.6 million from the first quarter of 2018.  Growth in the year over year period is primarily due to our acquisition of ABC Bank, which included $227.6 million of loans recorded, net of purchase accounting adjustments.

•

Available-for-sale securities totaled $509.1 million at March 31, 2019, compared to $541.2 million at December 31, 2018, and $550.9 million at March 31, 2018.  Pretax net security gains of $27,000 were recorded in the first quarter of 2019, compared to no gains or losses in the fourth quarter of 2018, and pretax net security gains of $35,000 in the first quarter of 2018.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INCOME / EXPENSE AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$18,842	$114	2.45	$19,142	$104	2.16	$13,819	$49	1.44
Securities:
Taxable	236,882	2,414	4.13	269,236	2,524	3.72	269,330	2,170	3.27
Non-taxable (TE)	276,609	2,656	3.89	269,646	2,661	3.92	279,831	2,609	3.78
Total securities	513,491	5,070	4.00	538,882	5,185	3.82	549,161	4,779	3.53
Dividends from FHLBC and FRBC	11,463	149	5.27	10,758	131	4.83	8,920	106	4.82
Loans and loans held-for-sale [1,2]	1,895,512	24,126	5.16	1,857,900	24,182	5.16	1,602,947	18,767	4.75
Total interest earning assets	2,439,308	29,459	4.90	2,426,682	29,602	4.84	2,174,847	23,701	4.42
Cash and due from banks	33,749	-	-	34,915	-	-	29,776	-	-
Allowance for loan and lease losses	(19,235)	-	-	(19,247)	-	-	(18,263)	-	-
Other noninterest bearing assets	181,767	-	-	187,355	-	-	166,507	-	-
Total assets	$2,635,589			$2,629,705			$2,352,867

Liabilities and Stockholders' Equity
NOW accounts	$448,518	$379	0.34	$429,042	$263	0.24	$429,301	$176	0.17
Money market accounts	299,305	270	0.37	315,857	292	0.37	275,334	109	0.16
Savings accounts	307,740	122	0.16	300,845	115	0.15	266,363	59	0.09
Time deposits	445,076	1,618	1.47	461,677	1,643	1.41	382,422	1,175	1.25
Interest bearing deposits	1,500,639	2,389	0.65	1,507,421	2,313	0.61	1,353,420	1,519	0.46
Securities sold under repurchase agreements	45,157	149	1.34	44,628	138	1.23	40,275	79	0.80
Other short-term borrowings	98,328	606	2.50	83,588	512	2.43	87,444	329	1.53
Junior subordinated debentures	57,692	927	6.52	57,681	933	6.42	57,645	927	6.52
Senior notes	44,171	672	6.17	44,146	672	6.04	44,071	672	6.18
Notes payable and other borrowings	15,273	116	3.08	17,987	130	2.87	-	-	-
Total interest bearing liabilities	1,761,260	4,859	1.12	1,755,451	4,698	1.06	1,582,855	3,526	0.90
Noninterest bearing deposits	625,423	-	-	634,611	-	-	554,624	-	-
Other liabilities	13,750	-	-	17,108	-	-	13,969	-	-
Stockholders' equity	235,156	-	-	222,535	-	-	201,419	-	-
Total liabilities and stockholders' equity	$2,635,589			$2,629,705			$2,352,867
Net interest income (TE) [2]		$24,600			$24,904			$20,175
Net interest margin (TE) [2]			4.09			4.07			3.76
Interest bearing liabilities to earning assets	72.20%			72.34%			72.78%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $229,000 for the first quarter of 2019, $508,000 for the fourth quarter of 2018, and $182,000 for the first quarter of 2018. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent basis is calculated using a marginal tax rate of 21% in 2019 and 2018. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $24.6 million for the quarter ended March 31, 2019, which reflects a decrease of $304,000 compared to the fourth quarter of 2018, and an increase of $4.4 million compared to the first quarter of 2018.  The tax equivalent adjustment for the first quarter of 2019 was $563,000, compared to $564,000 for the fourth quarter of 2018, and $559,000 for the first quarter of 2018.   Growth in interest earning assets in the first quarter of 2019, compared to the fourth quarter of 2018, was primarily due to organic loan growth, while growth in both the first quarter of 2019 and fourth quarter of 2018, compared to the first quarter of 2018, was primarily due to our acquisition of ABC Bank in April 2018, which resulted in the addition of $227.6 million of loans recorded, net of purchase accounting adjustments.  Quarterly average earning assets increased $12.6 million to $2.44 billion for the quarter ended March 31, 2019,  compared to $2.43 billion for the fourth quarter of 2018, while the yield on average earning assets increased six basis points over the same period.  Average loan growth, including loans held-for-sale, was $37.6 million for the quarter ended March 31, 2019, compared to the quarter ended December 31, 2018, while the year over year growth in first quarter average loans, including loans held-for-sale, was $292.6 million.   In addition to the ABC Bank acquisition in the second quarter of 2018, the year over year growth was also due to organic loan growth over the last twelve months, driven primarily by commercial loan and lease portfolio originations, as well as a home equity loan (“HELOC”) portfolio purchase of $20.7 million in the fourth quarter of 2018.

Tax equivalent securities income decreased $115,000 in the first quarter of 2019 compared to the fourth quarter of 2018, but increased by $291,000 in the first quarter of 2019, compared to the first quarter of 2018,  due primarily to higher yielding taxable securities held.  Our securities portfolio has been repositioned in the last year into higher yielding taxable and tax exempt securities, while lower yielding securities were sold or called.  This has resulted in a lower security volume, but a higher yield overall.  The rising interest rate environment drove a 41 basis point increase for taxable securities income in the first quarter of 2019, compared to the fourth quarter of 2018, and an 86 basis point increase from the first quarter of 2018.

 The cost of interest bearing liabilities for the first quarter of 2019 increased by six basis points from the fourth quarter of 2018, and increased by 22 basis points from the first quarter of 2018.  Average interest bearing liabilities increased $5.8 million in the first quarter of 2019, compared to the fourth quarter of 2018, primarily driven by an increase in other short-term borrowings.  Due to the decline in funding available from average deposits and average loan growth, average short-term borrowings increased $14.7 million in the first quarter of 2019, compared to the fourth quarter of 2018.  Total average interest bearing liabilities increased $178.4 million in the first quarter of 2019, compared to the first quarter of 2018, due to the ABC Bank acquisition, which resulted in the addition of $248.5 million of deposits and $40.0 million of borrowings, net of purchase accounting adjustments.  Growth in average demand deposits in the year over year period of $70.8 million has assisted the Company in controlling the cost of funds stemming from average interest bearing deposits, which totaled 0.65% for the first quarter of 2019.   In addition to the ABC acquisition, the increase in the overall cost of funds is also due to the rising rate environment.

For the quarter ended March 31, 2019, average other short-term borrowings, which consisted solely of FHLBC advances at period end, increased to $98.3 million compared to $83.6 million for the quarter ended December 31, 2018, and  $87.4 million for the quarter ended March 31, 2018.  Average rates paid on short-term FHLBC advances have increased from 1.53% in the first quarter of 2018 to 2.50% for the first quarter of 2019, reflecting the rising interest rate environment.  The Company’s junior subordinated debt issuances and senior debt issuance reflected no material change in rates or volume from the linked quarter or year over year quarter. Finally, average notes payable and other borrowings included $15.3 million and $18.0 million of long-term FHLBC advances acquired in our acquisition of ABC Bank for the first quarter of 2019 and fourth quarter of 2018, respectively.

The net interest margin (TE) increased two basis points to 4.09% for the first quarter of 2019 compared to 4.07% for the fourth quarter of 2018 due primarily to the rising interest rate environment, which increased income from average earning assets more significantly than expenses related to average interest bearing liabilities, as well as growth in interest earning assets.   The net interest margin (TE) in the first quarter of 2019 was 33 basis points higher than the first quarter of 2018, due primarily to increases in total interest earning assets and purchase accounting accretion stemming from our acquisition of ABC Bank, as well as the rising interest rate environment, which increased income from average earning assets more significantly than expenses on average interest bearing liabilities.

Noninterest Income

				1st Quarter 2019
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Trust income	$1,486	$1,633	$1,495	(9.0)	(0.6)
Service charges on deposits	1,862	2,044	1,592	(8.9)	17.0
Residential mortgage banking revenue
Secondary mortgage fees	136	140	162	(2.9)	(16.0)
Mortgage servicing rights mark to market (loss)	(819)	(923)	305	11.3	(368.5)
Mortgage servicing income	457	389	452	17.5	1.1
Net gain on sales of mortgage loans	762	669	917	13.9	(16.9)
Total residential mortgage banking revenue	536	275	1,836	94.9	(70.8)
Securities gain, net	27	-	35	N/M	(22.9)
Increase in cash surrender value of BOLI	458	38	248	N/M	84.7
Death benefit realized on BOLI	-	-	1,026	-	(100.0)
Debit card interchange income	987	1,141	1,012	(13.5)	(2.5)
Other income	1,126	1,371	1,261	(17.9)	(10.7)
Total noninterest income	$6,482	$6,502	$8,505	(0.3)	(23.8)

The nominal decrease in noninterest income in the first quarter of 2019, compared to the fourth quarter of 2018, was driven primarily by reductions in trust income, service charges on deposits, debit card interchange income and other income which reduced net income by an aggregate of $728,000. These reductions were largely offset by aggregate increases of $708,000 resulting from growth in total residential mortgage banking revenue, securities gain, net, and an increase in the cash surrender value of BOLI.

The decrease in noninterest income for the year over year period of $2.0 million was primarily driven by a $1.3 million reduction in total residential mortgage banking revenue stemming from rising interest rates and the resultant mark to market loss on mortgage servicing rights.  In addition, the first quarter of 2018 included a death benefit received on a BOLI claim of $1.0 million which was not repeated in 2019.  These reductions were partially offset by aggregate increases of $480,000 resulting from growth in service charges on deposits and the cash surrender value of BOLI.  The decrease in other income for the first quarter of 2019, compared to the first quarter of 2018, was primarily attributable to commercial swap fee income which decreased $56,000, and legal fee recoveries of $215,000 recorded in the first quarter of 2018.

Noninterest Expense

				1st Quarter 2019
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Salaries	$8,634	$8,484	$7,335	1.8	17.7
Officers incentive	882	784	787	12.5	12.1
Benefits and other	2,096	1,167	2,085	79.6	0.5
Total salaries and employee benefits	11,612	10,435	10,207	11.3	13.8
Occupancy, furniture and equipment expense	1,989	1,922	1,558	3.5	27.7
Computer and data processing	1,332	1,413	1,344	(5.7)	(0.9)
FDIC insurance	174	170	156	2.4	11.5
General bank insurance	250	259	251	(3.5)	(0.4)
Amortization of core deposit intangible asset	132	133	21	(0.8)	528.6
Advertising expense	234	242	341	(3.3)	(31.4)
Debit card interchange expense	147	38	281	286.8	(47.7)
Legal fees	126	147	159	(14.3)	(20.8)
Other real estate owned expense, net	50	165	173	(69.7)	(71.1)
Other expense	3,148	3,853	2,863	(18.3)	10.0
Total noninterest expense	$19,194	$18,777	$17,354	2.2	10.6
Efficiency ratio (GAAP)	62.35%	59.92%	63.41%
Adjusted efficiency ratio (non-GAAP)[1]	60.98%	58.44%	61.10%

1 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of BOLI. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the first quarter of 2019 increased $417,000, or 2.2%, compared to the fourth quarter of 2018, and increased $1.8 million, or 10.6%, compared to the first quarter of 2018.  The linked quarter increase is primarily attributable to a $1.2 million increase in salaries and employee benefits, as the fourth quarter of 2018 reflected various accrual reversals and lower levels of payroll taxes. This increase was partially offset by a $705,000 decrease in other expense in the first quarter of 2019, compared to the fourth quarter of 2018, due to an accrual recorded in late 2018 for a commercial mortgage loan escrow, as well as other year-end accruals for appraisals and consulting expenses. The year over year variance is primarily attributable to our ABC Bank acquisition, which resulted in an increase in salaries and employee benefits expense of $1.4 million, occupancy, furniture and equipment expenses of $431,000, and amortization of core deposit intangibles of $111,000 for the first quarter of 2019, compared to the first quarter of 2018.  Partially offsetting the year over year increases were reductions to debit card interchange expense of $134,000 in the first quarter of 2019 due to an accrual reduction regarding a discontinued debit card points program, a reduction in OREO valuation reserve expense of $112,000, and a decrease in advertising expense of $107,000.  Other expense increased in the first quarter of 2019, compared to the first quarter of 2018, due to director’s fees, external audit fees, and growth in ATM operating expenses attributable to additional ATMs acquired from our ABC Bank acquisition.

Earning Assets

				March 31, 2019
Loans	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Commercial	$324,450	$314,323	$281,134	3.2	15.4
Leases	87,730	78,806	66,344	11.3	32.2
Real estate - commercial	835,904	820,941	713,422	1.8	17.2
Real estate - construction	94,787	108,390	91,479	(12.6)	3.6
Real estate - residential	399,866	407,068	309,376	(1.8)	29.2
Home equity line of credit "HELOC"	133,859	140,442	129,234	(4.7)	3.6
Other[1]	14,018	14,439	9,845	(2.9)	42.4
Total loans, excluding deferred loan costs and PCI	1,890,614	1,884,409	1,600,834	0.3	18.1
Net deferred loan costs	1,681	1,653	978	1.7	71.9
Total loans, excluding PCI	1,892,295	1,886,062	1,601,812	0.3	18.1
PCI loans, net of purchase accounting adjustments	10,851	10,965	-	(1.0)	N/M
Total loans	$1,903,146	$1,897,027	$1,601,812	0.3	18.8

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Total loans increased by $6.1 million at the end of the first quarter of 2019 compared to December 31, 2018,  and increased $301.3 million year over year.  The majority of the year over year increase is due to $227.6 million of loans recorded, net of purchase accounting adjustments, from our acquisition of ABC Bank in April 2018.  In addition, the Company experienced organic commercial loan and lease growth in the year over year period, and also made purchases of HELOCs totaling $20.7 million in the fourth quarter of 2018.

				March 31, 2019
Securities	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Securities available-for-sale, at fair value
U.S. Treasury	$3,960	$3,923	$3,895	0.9	1.7
U.S. government agencies	10,360	10,951	12,730	(5.4)	(18.6)
U.S. government agency mortgage-backed	15,306	14,075	13,844	8.7	10.6
States and political subdivisions	281,172	274,067	285,540	2.6	(1.5)
Corporate bonds	-	-	703	-	(100.0)
Collateralized mortgage obligations	64,330	64,429	63,744	(0.2)	0.9
Asset-backed securities	70,811	109,514	110,870	(35.3)	(36.1)
Collateralized loan obligations	63,151	64,289	59,616	(1.8)	5.9
Total securities available-for-sale	$509,090	$541,248	$550,942	(5.9)	(7.6)

The investment portfolio was $509.1 million as of March 31, 2019, a decrease of $32.2 million from $541.2 million as of December 31, 2018, and a decrease of $41.9 million from March 31, 2018.  The portfolio composition has remained relatively static over the most recent quarter, with the one exception being a decline in asset-backed securities of $38.7 million.  The largely consistent portfolio composition is due to lack of relative value among possible investment sectors and consequent opportunities to shift allocation of investments from lower return sectors to those with higher returns.  The activity that did occur in the first quarter of 2019 resulted in net securities gains of $27,000, compared to no security gains or losses in the fourth quarter of 2018, and $35,000 of net security gains in the first quarter of 2018.

Asset Quality

				March 31, 2019
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Nonaccrual loans	$13,383	$13,741	$11,059	(2.6)	21.0
Performing troubled debt restructured loans accruing interest	1,550	1,683	1,332	(7.9)	16.4
Loans past due 90 days or more and still accruing interest	4	917	401	(99.6)	(99.0)
Total nonperforming loans	14,937	16,341	12,792	(8.6)	16.8
Other real estate owned	6,365	7,175	7,063	(11.3)	(9.9)
Total nonperforming assets	$21,302	$23,516	$19,855	(9.4)	7.3

PCI loans, net of purchase accounting adjustments	$10,851	$10,965	$-	(1.0)	N/M

30-89 days past due loans	$7,544	$10,989	$3,001
Nonaccrual loans to total loans	0.7%	0.7%	0.7%
Nonperforming loans to total loans	0.8%	0.9%	0.8%
Nonperforming assets to total loans plus OREO	1.1%	1.2%	1.2%
Purchased credit-impaired loans to total loans	0.6%	0.6%	-%

Allowance for loan and lease losses	$19,316	$19,006	$18,188
Allowance for loan and lease losses to total loans	1.0%	1.0%	1.1%
Allowance for loan and lease losses to nonaccrual loans	144.3%	138.3%	164.5%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets as long as their cash flows and the timing of such cash flows continue to be estimable and probable of collection.  Nonperforming loans to total loans was 0.8% in the first quarter of 2019, 0.9% in the fourth quarter of 2018, and 0.8% for the first quarter of 2018.  Nonperforming assets to total loans plus OREO ended at 1.1% in the first quarter of 2019 compared to 1.2% in the fourth quarter of 2018, and 1.2% for the first quarter of 2018, reflecting stable nonperforming metrics as loan portfolio growth occurred over the last year, as well as continued OREO liquidations over the past year and write-downs recorded in 2018.  Finally, the allowance for loan and lease losses to total loans was 1.0% as of March 31, 2019, and December 31, 2018, which is a slight decrease from 1.1% for the first quarter of 2018.

The following tables detail the accretable discount on all of our purchased loans as of March 31, 2019 and December 31, 2018.

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, January 1, 2019	$1,867	$1,099	$5,969	$8,935
Purchases	-	-	-	-
Accretion	(365)	(14)	-	(379)
Ending balance, March 31, 2019	$1,502	$1,085	$5,969	$8,556

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, October 1, 2018	$2,310	$1,218	$6,069	$9,597
Purchases	-	-	-	-
Accretion	(443)	(119)	(100)	(662)
Ending balance, December 31, 2018	$1,867	$1,099	$5,969	$8,935

.

				March 31, 2019
Classified loans	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2018	2018
Commercial	$7,075	$137	$-	N/M	N/M
Leases	114	-	610	N/M	(81.3)
Real estate-commercial, nonfarm	22,079	22,661	6,098	(2.6)	262.1
Real estate-commercial, farm	1,222	1,222	2,439	-	(49.9)
Real estate-construction	2,589	2,610	371	(0.8)	597.8
Real estate-residential:
Investor	991	1,216	436	(18.5)	127.3
Multi-Family	487	979	-	(50.3)	N/M
Owner occupied	4,728	4,524	5,476	4.5	(13.7)
HELOC	1,966	1,889	2,038	4.1	(3.5)
Other[1]	28	31	18	(9.7)	55.6
Total classified loans, excluding PCI	41,279	35,269	17,486	17.0	136.1
PCI loans, net of purchase accounting adjustments	10,851	10,965	-	(1.0)	N/M
Total classified loans	$52,130	$46,234	$17,486	12.8	198.1

N/M - Not meaningful.

1 Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $52.1 million as of March 31, 2019, an increase of $5.9 million, or 12.8%, from the prior quarter, and an increase of $34.6 million, or 198.1%, from the like quarter of 2018.   The $10.9 million of PCI loans as of March 31, 2019, and $11.0 million as of December 31, 2018, stems from our acquisition of ABC Bank.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	March 31,	% of	December 31,	% of	March 31,	% of
	2019	Total [2]	2018	Total [2]	2018	Total [2]
Commercial	$(18)	(12.9)	$(13)	(1.6)	$(1)	0.1
Leases	-	-	-	-	5	(0.3)
Real estate-commercial, nonfarm
Owner general purpose	87	62.1	14	1.7	(41)	2.8
Owner special purpose	(3)	(2.1)	-	-	(21)	1.4
Non-owner general purpose	(15)	(10.7)	903	109.9	(313)	21.6
Non-owner special purpose	139	99.3	-	-	(1)	0.1
Retail properties	-	-	-	-	(87)	6.0
Total real estate-commercial, nonfarm	208	148.6	917	111.6	(463)	31.9
Real estate-construction
Homebuilder	(1)	(0.7)	-	-	2	(0.1)
Land	-	-	-	-	(4)	0.3
Commercial speculative	2	1.4	-	-	(18)	1.2
All other	-	-	-	-	1	(0.1)
Total real estate-construction	1	0.7	-	-	(19)	1.3
Real estate-residential
Investor	(10)	(7.1)	(11)	(1.3)	(30)	2.1
Multi-Family	(8)	(5.7)	(15)	(1.8)	(175)	12.1
Owner occupied	(14)	(10.0)	(11)	(1.3)	(766)	52.9
Total real estate-residential	(32)	(22.8)	(37)	(4.4)	(971)	67.1
HELOC	(46)	(32.9)	(81)	(9.9)	(20)	1.4
Other[1]	27	19.3	36	4.3	20	(1.5)
Net charge-offs / (recoveries)	$140	100.0	$822	100.0	$(1,449)	100.0

1 Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended March 31, 2019, were $345,000 compared to $1.1 million for the quarter ended December 31, 2018, and a minimal level for the quarter ended March 31, 2018.  Gross recoveries were $205,000 for the quarter ended March 31, 2019, compared to $229,000 for the quarter ended December 31, 2018, and

$1.4 million for the first quarter of 2018. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.12 billion at March 31, 2019, which reflects an increase of $6.8 million compared to December 31, 2018, stemming from aggregate growth in demand, savings and NOW accounts of $49.6 million, which was partially offset by decreases in money market and time deposits of $43.0 million.  Year over year, total deposits increased $161.5 million reflecting increases in all major deposit categories, due primarily to $248.5 million of deposits purchased in our ABC Bank acquisition in April 2018.

Borrowings

As of March 31, 2019, we had $85.0 million outstanding in other short-term borrowings compared to $149.5 million as of December 31, 2018, and $45.0 million as of March 31, 2018.

The Company is indebted on senior notes totaling $44.2 million, net of deferred issuance costs, as of March 31, 2019.  The Company is also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  Notes payable and other borrowings is comprised of $13.2 million of long-term FHLBC advances acquired with our ABC Bank acquisition, with terms ranging from June 29, 2020, to February 2, 2026.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent basis, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 6.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, April 25, 2019, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 844-602-0380.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on May 2, 2019, by dialing 877-481-4010, using Conference ID:  45525.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	March 31,	December 31,
	2019	2018
Assets
Cash and due from banks	$28,898	$38,599
Interest earning deposits with financial institutions	11,438	16,636
Cash and cash equivalents	40,336	55,235
Securities available-for-sale, at fair value	509,090	541,248
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	11,179	13,433
Loans held-for-sale	2,134	2,984
Loans	1,903,146	1,897,027
Less: allowance for loan and lease losses	19,316	19,006
Net loans	1,883,830	1,878,021
Premises and equipment, net	42,025	42,439
Other real estate owned	6,365	7,175
Mortgage servicing rights, net	6,715	7,357
Goodwill and core deposit intangible	21,682	21,814
Bank-owned life insurance ("BOLI")	62,002	61,544
Deferred tax assets, net	17,271	21,280
Other assets	20,902	23,473
Total assets	$2,623,531	$2,676,003

Liabilities
Deposits:
Noninterest bearing demand	$629,909	$618,830
Interest bearing:
Savings, NOW, and money market	1,061,216	1,040,668
Time	432,387	457,175
Total deposits	2,123,512	2,116,673
Securities sold under repurchase agreements	42,361	46,632
Other short-term borrowings	85,000	149,500
Junior subordinated debentures	57,698	57,686
Senior notes	44,183	44,158
Notes payable and other borrowings	13,207	15,379
Other liabilities	14,315	16,894
Total liabilities	2,380,276	2,446,922

Stockholders’ Equity
Common stock	34,825	34,720
Additional paid-in capital	119,126	119,081
Retained earnings	183,634	175,463
Accumulated other comprehensive (loss) income	1,736	(4,079)
Treasury stock	(96,066)	(96,104)
Total stockholders’ equity	243,255	229,081
Total liabilities and stockholders’ equity	$2,623,531	$2,676,003

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)
	Three Months Ended March 31,
	2019	2018
Interest and dividend income
Loans, including fees	$24,099	$18,732
Loans held-for-sale	22	24
Securities:
Taxable	2,414	2,170
Tax exempt	2,098	2,061
Dividends from FHLBC and FRBC stock	149	106
Interest bearing deposits with financial institutions	114	49
Total interest and dividend income	28,896	23,142
Interest expense
Savings, NOW, and money market deposits	771	344
Time deposits	1,618	1,175
Securities sold under repurchase agreements	149	79
Other short-term borrowings	606	329
Junior subordinated debentures	927	927
Senior notes	672	672
Notes payable and other borrowings	116	-
Total interest expense	4,859	3,526
Net interest and dividend income	24,036	19,616
Provision (release) for loan and lease losses	450	(722)
Net interest and dividend income after provision for loan and lease losses	23,586	20,338
Noninterest income
Trust income	1,486	1,495
Service charges on deposits	1,862	1,592
Secondary mortgage fees	136	162
Mortgage servicing rights mark to market (loss)	(819)	305
Mortgage servicing income	457	452
Net gain on sales of mortgage loans	762	917
Securities gains (losses), net	27	35
Increase in cash surrender value of BOLI	458	248
Death benefit realized on bank-owned life insurance	-	1,026
Debit card interchange income	987	1,012
Other income	1,126	1,261
Total noninterest income	6,482	8,505
Noninterest expense
Salaries and employee benefits	11,612	10,207
Occupancy, furniture and equipment	1,989	1,558
Computer and data processing	1,332	1,344
FDIC insurance	174	156
General bank insurance	250	251
Amortization of core deposit intangible	132	21
Advertising expense	234	341
Debit card interchange expense	147	281
Legal fees	126	159
Other real estate expense, net	50	173
Other expense	3,148	2,863
Total noninterest expense	19,194	17,354
Income before income taxes	10,874	11,489
Provision for income taxes	2,406	2,000
Net income available to common stockholders	$8,468	$9,489

Basic earnings per share	$0.28	$0.32
Diluted earnings per share	0.28	0.31
Dividends declared per share	0.01	0.01

Ending common shares outstanding	29,895,022	29,747,078
Weighted-average basic shares outstanding	29,845,653	29,659,454
Weighted-average diluted shares outstanding	30,343,631	30,168,748

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2018				2019
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cash and due from banks	$29,776	$36,720	$34,608	$34,915	$33,749
Interest earning deposits with financial institutions	13,819	19,161	17,975	19,142	18,842
Cash and cash equivalents	43,595	55,881	52,583	54,057	52,591

Securities available-for-sale, at fair value	549,161	555,202	542,297	538,882	513,491
FHLBC and FRBC stock	8,920	8,619	8,905	10,758	11,463
Loans held-for-sale	2,353	2,868	3,220	2,617	1,853
Loans	1,600,594	1,806,209	1,839,341	1,855,283	1,893,659
Less: allowance for loan and lease losses	18,263	18,494	19,696	19,247	19,235
Net loans	1,582,331	1,787,715	1,819,645	1,836,036	1,874,424

Premises and equipment, net	37,472	41,796	42,651	42,731	42,270
Other real estate owned	7,884	7,951	7,801	7,159	6,779
Mortgage servicing rights, net	7,347	7,697	7,915	8,130	7,334
Goodwill and core deposit intangible	8,911	9,035	21,990	21,879	21,747
Bank-owned life insurance ("BOLI")	61,273	60,920	61,283	61,616	61,661
Deferred tax assets, net	26,739	26,825	27,680	25,531	20,878
Other assets	16,881	22,384	21,976	20,309	21,098
Total other assets	166,507	176,608	191,296	187,355	181,767
Total assets	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589

Liabilities
Deposits:
Noninterest bearing demand	$554,624	$618,765	$625,982	$634,611	$625,423
Interest bearing:
Savings, NOW, and money market	970,998	1,059,601	1,064,801	1,045,744	1,055,563
Time	382,422	460,909	467,933	461,677	445,076
Total deposits	1,908,044	2,139,275	2,158,716	2,142,032	2,126,062

Securities sold under repurchase agreements	40,275	44,655	46,850	44,628	45,157
Other short-term borrowings	87,444	58,199	55,119	83,588	98,328
Junior subordinated debentures	57,645	57,657	57,669	57,681	57,692
Senior Notes	44,071	44,096	44,121	44,146	44,171
Notes payable and other borrowings	-	19,795	20,768	17,987	15,273
Other liabilities	13,969	15,679	20,142	17,108	13,750
Total liabilities	2,151,448	2,379,356	2,403,385	2,407,170	2,400,433

Stockholders' equity
Common stock	34,647	34,717	34,717	34,717	34,775
Additional paid-in capital	117,734	117,793	118,366	118,800	119,051
Retained earnings	147,309	155,553	162,486	172,363	180,398
Accumulated other comprehensive loss	(1,871)	(4,232)	(4,714)	(7,204)	(3,102)
Treasury stock	(96,400)	(96,294)	(96,294)	(96,141)	(95,966)
Total stockholders' equity	201,419	207,537	214,561	222,535	235,156
Total liabilities and stockholders' equity	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589

Total Earning Assets	$2,174,847	$2,392,059	$2,411,738	$2,426,682	$2,439,308
Total Interest Bearing Liabilities	1,582,855	1,744,912	1,757,261	1,755,451	1,761,260

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2018				2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Interest and Dividend Income
Loans, including fees	$18,732	$22,512	$23,377	$24,144	$24,099
Loans held-for-sale	24	35	39	33	22
Securities:
Taxable	2,170	2,392	2,491	2,524	2,414
Tax exempt	2,061	2,114	2,064	2,102	2,098
Dividends from FHLB and FRBC stock	106	111	121	131	149
Interest bearing deposits with financial institutions	49	97	84	104	114
Total interest and dividend income	23,142	27,261	28,176	29,038	28,896
Interest Expense
Savings, NOW, and money market deposits	344	501	642	670	771
Time deposits	1,175	1,444	1,568	1,643	1,618
Securities sold under repurchase agreements	79	104	140	138	149
Other short-term borrowings	329	276	311	512	606
Junior subordinated debentures	927	927	930	933	927
Senior notes	672	672	672	672	672
Notes payable and other borrowings	-	95	173	130	116
Total interest expense	3,526	4,019	4,436	4,698	4,859
Net interest and dividend income	19,616	23,242	23,740	24,340	24,036
Provision (release) for loan and lease losses	(722)	1,450	-	500	450
Net interest and dividend income after provision (release) for loan and lease losses	20,338	21,792	23,740	23,840	23,586
Noninterest Income
Trust income	1,495	1,645	1,644	1,633	1,486
Service charges on deposits	1,592	1,769	1,923	2,044	1,862
Secondary mortgage fees	162	195	199	140	136
Mortgage servicing rights mark to market (loss) gain	305	(105)	(11)	(923)	(819)
Mortgage servicing income	452	627	471	389	457
Net gain on sales of mortgage loans	917	1,240	965	669	762
Securities (loss) gain, net	35	312	13	-	27
Increase in cash surrender value of BOLI	248	351	347	38	458
Death benefit realized on bank-owned life insurance	1,026	-	-	-	-
Debit card interchange income	1,012	1,132	1,135	1,141	987
Other income	1,261	1,366	1,128	1,371	1,126
Total noninterest income	8,505	8,532	7,814	6,502	6,482
Noninterest Expense
Salaries and employee benefits	10,207	12,355	11,165	10,435	11,612
Occupancy, furniture and equipment	1,558	1,652	1,782	1,922	1,989
Computer and data processing	1,344	2,741	1,247	1,413	1,332
FDIC insurance	156	165	162	170	174
General bank insurance	251	299	230	259	250
Amortization of core deposit intangible	21	97	136	133	132
Advertising expense	341	492	492	242	234
Debit card interchange expense	281	301	320	38	147
Legal fees	159	286	243	147	126
Other real estate expense, net	173	429	(370)	165	50
Other expense	2,863	3,469	3,304	3,853	3,148
Total noninterest expense	17,354	22,286	18,711	18,777	19,194
Income before income taxes	11,489	8,038	12,843	11,565	10,874
Provision for income taxes	2,000	1,777	3,201	2,945	2,406
Net income (loss)	$9,489	$6,261	$9,642	$8,620	$8,468

Basic earnings (loss) per share	$0.32	$0.21	$0.32	$0.29	$0.28
Diluted earnings (loss) per share	0.31	0.21	0.32	0.28	0.28
Dividends paid per share	0.01	0.01	0.01	0.01	0.01

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	March 31, 2019		December 31, 2018		March 31, 2018
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), excluding certain items
Net income (GAAP)	$8,468	$0.28	$8,620	$0.28	$9,489	$0.31
(Less) / Add:
Acquisition related costs, net, after tax	-	-	89	0.01	203	0.01
Impact of BOLI death claim	-	-	-	-	(1,026)	(0.03)
Provision for loan loss release due to insurance recovery, after tax	-	-	-	-	(596)	(0.02)
Adjusted net income, excluding certain items	$8,468	$0.28	$8,709	$0.29	$8,070	$0.27

	Quarters Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net Interest Margin
Interest income (GAAP)	$28,896	$29,038	$23,142
Taxable-equivalent adjustment:
Loans	5	5	11
Securities	558	559	548
Interest income (TE)	29,459	29,602	23,701
Interest expense (GAAP)	4,859	4,698	3,526
Net interest income (TE)	$24,600	$24,904	$20,175
Net interest income (GAAP)	$24,037	$24,340	$19,616
Average interest earning assets	$2,439,308	$2,426,682	$2,174,847
Net interest margin (GAAP)	4.00%	3.98%	3.66%
Net interest margin (TE)	4.09%	4.07%	3.76%

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Efficiency Ratio
Noninterest expense (GAAP)	$19,194	$18,777	$17,354
Less amortization of core deposit (GAAP)	132	133	21
Less other real estate expense, net (GAAP)	50	165	173
Less acquisition related costs	-	119	246
Adjusted noninterest expense	$19,012	$18,360	$16,914

Net interest income (GAAP)	$24,036	$24,340	$19,616
Taxable-equivalent adjustment:
Loans	5	5	11
Securities	558	559	548
Net interest income (TE)	24,599	24,904	20,175
Noninterest income (GAAP)	6,482	6,502	8,505
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	122	10	66
Noninterest income (TE)	6,604	6,512	8,571
Less death benefit related to BOLI (GAAP)	-	-	1,026
Less securities gain (loss), net (GAAP)	27	-	35
Adjusted noninterest income, plus net interest income (TE)	$31,176	$31,416	$27,685
Efficiency ratio (GAAP)	62.35%	59.92%	63.41%
Adjusted efficiency ratio (non-GAAP)	60.98%	58.44%	61.10%